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                                                                   EXHIBIT 3(ii)

                                    BYLAWS

                                      OF

                        PRIMECORE MORTGAGE TRUST, INC.

                            Amended March 21, 2000

                                   ARTICLE I
                                   ---------

                                 STOCKHOLDERS
                                 ------------

          SECTION 1.  Annual Meeting.  The Corporation shall hold an annual
                      --------------
meeting of its stockholders to elect directors and transact any other business within its power, either at 10:00 a.m. on the last day of March in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place in the United States as is set forth from time to time by the Board of Directors.

          SECTION 2.  Special Meetings.  Special meetings of the stockholders
                      ----------------
for any purpose or purposes may be called at any time by the President, by the Chairman of the Board of Directors, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in Section 1 of Article II hereof), or by the written request of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the particular meeting, addressed to the Secretary and then the Secretary shall proceed to call a special meeting only as may be required by law.

          SECTION 3.  Notices.  Notice of the annual meeting and of any special
                      -------
meeting of stockholders shall, at least ten days but not more than ninety days prior to the date thereof, be given to each stockholder entitled to vote thereat and each other stockholder entitled to notice of the meeting. Notice is given to a stockholder when it is personally delivered to it, left at its residence or usual place of business, or mailed to it at its address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if, before or after the meeting, such stockholder signs a waiver of notice which is filed with the records of the stockholders' meeting, or is present at the meeting in person or by proxy. Every notice of an annual meeting or a special meeting shall state the time and place of the meeting. If the meeting is a special meeting or notice of the purpose or purposes is required by statute, the notice shall also briefly state the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at the meeting without further notice to stockholders not present in person or by proxy.

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          SECTION 4.  Quorum; Manner of Acting and Adjournment.  Unless statute
                      ----------------------------------------
or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

          Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

          SECTION 5.  Organization.  At every meeting of the stockholders, the
                      ------------
Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary or, in his or her absence, an assistant secretary, or in the absence of both Secretary and assistant secretaries, a person appointed by the Chairman, shall act as Secretary.

          SECTION 6.  Voting.  Unless the Charter provides for a greater or
                      ------
lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, but cumulative voting is not permitted.

          SECTION 7.  Proxies.  A stockholder may vote the stock the stockholder
                      -------
owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

          SECTION 8.  Voting Lists.  At each meeting of stockholders, a full,
                      ------------
true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

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          SECTION 9.  Conduct of Business.  Nominations of persons for election
                      -------------------
to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in Article I, Section 10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Article I, Section 10. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and Article I, Section 10, and, if any proposed nomination or business is not in compliance with this Section and Article I, Section 10, to declare that such defective nomination or proposal be disregarded.

          SECTION 10. Stockholder Proposals.  For any stockholder proposal to be
                      ---------------------
presented in connection with an annual meeting of stockholders of the Corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder putting forth such proposal must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                                  ARTICLE II
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                                   DIRECTORS
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          SECTION 1.  Number, Classification, Election and Term.  The affairs
                      -----------------------------------------
of the Corporation shall be under the direction and control of a Board of Directors which shall be initially composed of three (3) members who shall hold office until its successors are duly chosen and qualified. The directors shall be divided into three Classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the annual meeting of stockholders held in 2000; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders held in 2001; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders held in 2002. At each annual meeting of

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stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. The number of directors shall be increased or decreased from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors may not exceed fifteen (15) nor be less than three (3) except as permitted by law. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director elected by stockholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          At all times subsequent to the first closing in the Corporation's initial private placement of its Capital Stock (the "Private Placement"), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For the purposes of these Bylaws, "Independent Director" shall mean a director of the Corporation who is not an officer or employee of the Corporation or any subsidiary of the Corporation. Directors need not be stockholders in the Corporation.

          Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in the first paragraph of this Section 1. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

          SECTION 2.  Function of Directors.  The business and affairs of the
                      ---------------------
Corporation shall be managed under the direction of the Board of Directors. All the powers of the Corporation are vested in and shall be exercised by or under the authority of the Board of Directors except as otherwise prescribed by statute, by the Charter or by these Bylaws.

          SECTION 3.  Vacancies.  Subject to the rights of the holders of any
                      ---------
class of stock separately entitled to one or more directors, any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the provisions of Section 5, be filled by a majority of the remaining members of the Board of Directors, regardless of whether such majority of the remaining members of the Board of Directors is less than a quorum; provided, however, that if the Corporation has completed its Private Placement and, in accordance with Section 1, a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors, which replacements must be elected by a majority of the directors, including a majority of the Independent Directors. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors including, following the Private Placement, a majority of the Independent Directors. The stockholders may fill any vacancy occurring on the Board of Directors for any reason, subject to the requirement for Independent Directors, if applicable. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

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          SECTION 4.  Resignations.  Any director or member of a committee
                      ------------
may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary. Acceptance of a resignation shall not be necessary to make it effective.

          SECTION 5.  Removal.  Unless statute or the Charter provide otherwise,
                      -------
and subject to the rights of the holders of any class separately entitled to elect one or more directors, at any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors; provided, however, that at all times subsequent to the Corporation's Private Placement, a majority of the Board of Directors shall be Independent Directors.

          SECTION 6.  Committees of the Board of Directors.  The Board of
                      ------------------------------------
Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends of stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval. At least a majority of all committees of the Board shall be comprised of Independent Directors. During the time any shares of stock of the Corporation are quoted on the Nasdaq National Market or listed on a national securities exchange, the Board of Directors shall appoint an audit committee comprised of not less than two members, all of whom are Independent Directors. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

          Each committee may fix rules of procedure for its business. One-third of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member; provided, however, that in the
                                                  --------  -------
event of the absence or disqualification of any Independent Director, such appointee shall be an Independent Director. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 8 of this Article.

          Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

          SECTION 7.  Meetings of the Board of Directors.  Meetings of the
                      ----------------------------------
Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

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          Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

          The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in this Section 7, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

          Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called at any time by two (2) or more directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board of Directors or the President.

          Special meetings may be held at such place or places in or out of the State of Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

          Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, telegraph, overnight courier or facsimile, or by leaving the same at his residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least 72 hours before the time of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States Mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon paid. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at, or the purposes of, any special meeting of the Board of Directors. No notice of any special meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the special meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

          Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

          SECTION 8.  Informal Action by Directors.  Unless otherwise provided
                      ----------------------------
by law, any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 9.  Quorum and Voting.  At all meetings of the Board of
                      -----------------
Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Charter or these Bylaws. If a quorum shall not be present at any meeting of directors, the

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directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 10. Organization.  The Chairman of the Board shall preside
                      ------------
at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

          SECTION 11. Compensation of Directors.  Independent Directors shall
                      -------------------------
receive compensation for their services, and expenses of attendance for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 12. Investment Policies and Restrictions.  The Board of
                      ------------------------------------
Directors, including a majority of the Independent Directors, shall approve the investment policies of the Corporation. The investment policies and compliance therewith shall be reviewed by the Independent Directors at least annually to determine that the policies then being followed by the Corporation are in the best interest of the stockholders of the Corporation. Each such determination and the basis therefor shall be set forth in the minutes of the meeting of the Board of Directors.

          It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

          SECTION 13. Presumption of Assent.  A director of the Corporation who
                      ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who votes in favor of such action.

          SECTION 14. Advisory Directors.  The Board of Directors may by
                      ------------------
resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

                                  ARTICLE III
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                                   OFFICERS
                                   --------

          SECTION 1.  Officers.  The officers of the Corporation shall be a
                      --------
Chairman of the Board, a President, a Treasurer and a Secretary, who shall be elected by the Board of Directors to serve during the pleasure of the Board and until their respective successors are elected and qualified, except as otherwise provided in any employment agreement between the Corporation and any officer.

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The Chairman of the Board and the President shall always be members of the Board of Directors. The Board of Directors may also appoint one or more Vice Presidents. The same person may hold any two or more offices except those of President and Vice President.

          SECTION 2.  Subordinate Officers, Committees and Agents.  The Board of
                      -------------------------------------------
Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

          SECTION 3.  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at all meetings of the stockholders and the Board of Directors at which he or she is present. Unless otherwise specified by the Board of Directors, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and perform the duties customarily performed by chief executive officers, and shall perform such other duties as may from time to time be requested of him or her by the Board of Directors.

          SECTION 4.  President.  Unless otherwise provided by resolution of the
                      ---------
Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The President shall, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION 5.  Vice Presidents.  In the absence of the President or in
                      ---------------
event of his or her death, inability or refusal to act, or at the request of the Chief Executive Officer or President, the Vice President or Vice Presidents shall perform the duties and exercise all the powers of the President and be subject to all the restrictions upon the President. The Vice President or Vice Presidents shall perform such other duties as from time to time may be assigned to him or her or them by the President or by the Board of Directors.

          SECTION 6.  Secretary.  The Secretary shall keep the minutes of the
                      ---------
stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President, the Chief Executive Officer or the Board of Directors.

          SECTION 7.  Treasurer.  The Treasurer shall have charge and custody of
                      ---------
and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due

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and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President, the Chief Executive Officer, the Chief Financial Officer or by the Board of Directors.

          SECTION 8.  Other Officers.  The other officers of the Corporation
                      --------------
shall perform such duties as the President may from time to time assign to them.

          SECTION 9.  Removal.  Any officer elected by the Board of Directors
                      -------
may be removed, either for or without cause, at any time upon the vote of a majority of the Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President. The removal of an officer does not prejudice any of his or her contract rights.

          SECTION 10. Resignation.  Any officer or agent may resign at any time
                      -----------
by giving written notice to the Board of Directors, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 11. Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or remaining members of the committee to which the power to fill such office has been delegated pursuant to Section 2 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

          SECTION 12. Compensation.  The salaries or other compensation, if
                      ------------
any, of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board of Directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 2 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE IV
                                  ----------

                                     STOCK
                                     -----

          SECTION 1.  Certificates.  Each stockholder shall be entitled to a
                      ------------
certificate or certificates which shall represent and certify the number and kind and class of shares owned by it in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer.

          The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such information. Such request may be made to the Secretary or to the Corporation's transfer agent. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under a plan, agreement or transaction as permitted by law and with such statement on future payments as required by law.

          SECTION 2.  Lost Certificates.  The Board of Directors may order a
                      -----------------
new certificate or certificates of stock to be issued in place of any certificates shown to have been lost or destroyed under such terms and conditions as to it may seem reasonable. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

          SECTION 3.  Transfer Agents and Registrars.  At such time as the
                      ------------------------------
Corporation lists its securities on a national securities exchange or the Nasdaq National Market, or such earlier time as the Board of Directors may elect, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

          SECTION 4.  Transfer of Stock.  No transfers of shares of stock of
                      -----------------
the Corporation shall be made if (i) void ab initio pursuant to the Charter, or
                                          -- ------
(ii) the Board of Directors, pursuant to the Charter, shall have refused to transfer such shares; provided, however, that nothing contained in these Bylaws shall impair the settlement of transactions entered into on the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by the Charter or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 5.  Fixing of Record Dates.  The Board of Directors may fix,
                      ----------------------
in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, may not be prior to the close of business on the day the record date is fixed nor, subject to Section 4 of
Article I, more than ninety (90) days, or in case of a meeting of stockholders, less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

          SECTION 6.  Registered Stockholders.  The Corporation shall be
                      -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or the Charter.

          SECTION 7.  Regulations; Book-Entry System.  The Board of Directors
                      ------------------------------
may make such additional rules and regulations, not inconsistent with the Bylaws or the Charter, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          Further, the Corporation may participate in one or more systems under which certificates for shares of stock are replaced by electronic book-entry pursuant to such rules, terms and conditions as the Board of Directors may approve and subject to applicable law, notwithstanding any provisions to the contrary set forth in this Article.

                                   ARTICLE V
                                   ---------

                                     SEAL
                                     ----

          The Board of Directors may provide a suitable seal for the Corporation, which may be either facsimile or any other form of seal and shall remain in the custody of the Secretary. If the Board of Directors so provides, it shall be affixed to all certificates of the Corporation's stock and to other instruments requiring a seal. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                  ARTICLE VI
                                  ----------

                                  SIGNATURES
                                  ----------

          SECTION 1.  Checks, Drafts, Etc.  All checks, drafts and orders for
                      -------------------
the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice President or an Assistant Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

          SECTION 2.  Stock Transfer.  All endorsements, assignments, stock
                      --------------
powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or Vice President or by such officer as the Board of Directors may designate.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

                                 SECTION VIII
                                 ------------

                                INDEMNIFICATION
                                ---------------

          SECTION 1.  Procedure.  Any indemnification, or payment of expenses in
                      ---------
advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

          SECTION 2.  Exclusivity, Etc.  The indemnification and advance of
                      ----------------
expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder.

          SECTION 3.  Severability; Definitions.  The invalidity or
                      -------------------------
unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article VIII means this Article VIII in its entirety.

                                  SECTION IX
                                  ----------

                               SUNDRY PROVISIONS
                               -----------------

          SECTION 1.  Books and Records.  The Corporation shall keep correct and
                      -----------------
complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.
The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

          SECTION 2.  Voting Upon Shares in Other Corporations.  Stock of other
                      ----------------------------------------
corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

          SECTION 3.  Exemption from Control Share Acquisition Statute.  The
                      ------------------------------------------------
provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any share of capital stock of the Corporation now or hereafter outstanding. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.

          SECTION 4.  Annual Statement of Affairs.  The President or chief
                      ---------------------------
accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

          SECTION 5.  Mail.  Except as herein expressly provided, any notice or
                      ----
other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

          SECTION 6.  Reliance.  Each director, officer, employee and agent of
                      --------
the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon the opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

          SECTION 7.  Certain Rights of Directors, Officers, Employees and
                      ----------------------------------------------------
Agents.  The directors shall have no responsibility to devote their full time to
------
the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

          SECTION 8.  Loss of Deposits.  No director shall be liable for any
                      ----------------
loss which may occur by reason of the failure of any bank, trust company, savings and loan association or other institution with whom moneys or stock of the Corporation have been deposited.

                                   SECTION X
                                   ---------

                                  AMENDMENTS
                                  ----------

          These Bylaws may be amended or replaced, or new Bylaws may be adopted, either (1) by the vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon at any duly organized annual or special meeting of stockholders, or (2), with respect to those matters which are not by statute reserved exclusively to the stockholders, by vote of a majority of the Board of Directors, including a majority of the Independent Directors of the Corporation, in office at any regular or special meeting of the Board of Directors. It shall not be necessary to set forth such proposed amendment, repeal or new Bylaws, or a summary thereof, in any notice of such meeting, whether annual, regular or special.